UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2024

B. Riley FinanCIAl, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
(310) 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously announced on October 14, 2024, B. Riley Financial, Inc., a Delaware corporation (the “Company” or “B. Riley”) and BR Financial Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“BR Financial”), entered into an equity purchase agreement, dated October 13, 2024 (the “Equity Purchase Agreement”), by and among OCM SSF III Great American PT, L.P., a Delaware limited partnership (“Investor 1”), Opps XII Great American Holdings, LLC, a Delaware limited liability company (“Investor 2”), and VOF Great American Holdings, L.P., a Delaware limited partnership (“Investor 3,” and, together with Investor 1 and Investor 2, the “Investors”), Great American Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Great American NewCo”), and certain other parties identified therein, with respect to the ownership of Great American NewCo by the Investors and the Company. The Investors are affiliates of Oaktree Capital Management, L.P. The closing (the “Closing”) of the transactions contemplated by the Equity Purchase Agreement (the “Great American Transactions”) occurred on November 15, 2024.

Prior to the Closing of the Great American Transactions, BR Financial and its Affiliates conducted an internal reorganization resulting in the contribution of all of the interests in the Company’s Appraisal and Valuation Services, Retail, Wholesale & Industrial Solutions and Real Estate businesses (collectively, the “Great American Group”) to Great American NewCo. At the Closing, (i) the Investors received (a) all of the outstanding class A preferred limited liability units of Great American NewCo (which have a 7.5% cash coupon and a 7.5% payment-in-kind coupon) (the “Class A Preferred Units”) and (b) class A common limited liability units of Great American NewCo (the “Class A Common Units”) representing approximately 52.6% of the issued and outstanding Class A Common Units in Great American NewCo for a purchase price of approximately $200 million. At the Closing, BR Financial retained (a) approximately 93.2% of the issued and outstanding class B preferred limited liability company units of Great American NewCo (which have a 2.3% payment-in-kind coupon) (the “Class B Preferred Units”) and (b) approximately 44.2% of the issued and outstanding Class A Common Units. The remaining approximately 6.8% of issued and outstanding Class B Preferred Units and approximately 3.2% of issued and outstanding Class A Common Units are held by certain minority investors. The issued Class A Preferred Units have an initial liquidation preference of $203 million, and the issued Class B Preferred Units have an initial liquidation preference of $183 million, subject to adjustment under certain circumstances. The investors in Great American NewCo are also entitled to certain quarterly tax distributions pursuant to the Great American NewCo LLCA (defined below).

At the Closing, BR Financial, the Investors and the other minority investors also entered into a Second Amended and Restated Limited Liability Company Agreement of Great American NewCo (the “Great American NewCo LLCA”). Under the Great American NewCo LLCA, Great American NewCo initially has a four-member board of directors that oversees the day-to-day management of Great American NewCo, subject to certain approval rights reserved for the Investors and/or BR Financial, as applicable. The Investors are entitled to appoint a majority of the directors of the board for so long as they collectively hold at least 25% of their combined amount of Common Units owned immediately following the Closing. The Great American NewCo LLCA also contains certain protective rights for BR Financial, including, but not limited to, requiring BR Financial approval for certain actions. The Investors will have certain drag-along rights following the second-year anniversary of the Closing Date and certain call rights exercisable starting on the fifth-year anniversary of the Closing Date. The Great American NewCo LLCA sets forth mechanics pursuant to which Great American NewCo will make distributions in cash and payment-in-kind at any time the board of directors may authorize, with the Class A Preferred Units having priority in any such distribution over Class B Preferred Units. In addition, the Great American NewCo LLCA contains certain transfer restrictions and other transfer rights and obligations that apply to BR Financial, the Investors and other unitholders, as applicable, in certain circumstances.

Of the $200 million cash consideration that the Investors paid for their interests in Great American NewCo, approximately $13.8 million was paid to the minority investors in Great American NewCo and approximately $18.8 million was used to pay for investment banking fees, legal fees and other transaction related costs. Of the remaining approximately $167.4 million distributed to B. Riley, approximately $92.7 million was used to pay interest and principal on B. Riley’s Nomura credit facility, which reduced the balance to $125 million on November 15, 2024. B. Riley also expects to report a gain of approximately $235 million in the fourth quarter as a result of the Great American Transaction.

The foregoing summary of the Equity Purchase Agreement, the Great American NewCo LLCA and the Great American Transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of respectively, the Equity Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety, and the Great American NewCo LLCA, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On November 18, 2024, the Company issued a press release announcing the Closing. A copy of such press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2024 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2024 and for the years ended December 31, 2023, 2022 and 2021 will be filed at a later date in a Form 8-K/A.

(d) Exhibits.

Exhibit Number	Description
2.1	Equity Purchase Agreement, dated October 13, 2024, by and among OCM SSF III Great American PT, L.P., a Delaware limited partnership (“Buyer 1”), Opps XII Great American Holdings, LLC, a Delaware limited liability company (“Buyer 2”), and VOF Great American Holdings, L.P., a Delaware limited partnership (“Buyer 3” and, together with Buyer 1 and Buyer 2, “Buyers” and each a “Buyer”), BR Financial Holdings, LLC, a Delaware limited liability company (“BR Financial”), on behalf of itself and as representative of the Sellers, John Bankert (“Bankert”), Ken Bloore (“Bloore”), Michael Marchlik (“Marchlik,” and, together with BR Financial, Bankert and Bloore, “Sellers” and each, a “Seller”), Great American Holdings, LLC, and, solely for purposes of Section 9.14 therein, B. Riley Financial, Inc.
99.1	Press Release, dated November 18, 2024, issued by B. Riley Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to Exhibit 2.1 have been omitted pursuant to Item 6.01(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or exhibit to the SEC or is staff upon request.

Cautionary Language Regarding Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company. In addition to these factors, investors should review the “Risk Factors” set forth in B. Riley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, and other filings with the United States Securities and Exchange Commission, which identify important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements in this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Chairman and Co-Chief Executive Officer

Date: November 21, 2024